CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (the "Agreement"), dated as of _________, 2013, by and among, Protea Biosciences Group, Inc., a Delaware corporation (the "Company") and the undersigned holder (a "Holder" and together with the other as set forth on Schedule A hereto of the Company’s convertible promissory notes, the "Holders").

RECITALS

WHEREAS, the Company has issued certain convertible promissory notes (each a "Note" and collectively, the “Notes”) to the Holders in the principal amounts set forth beside each Holder’s name on Schedule A hereto (each, such Holder’s “Principal Amount”);

WHEREAS, as an inducement for the Holders to convert the Principal Amount and accrued and unpaid interest (the “Conversion Amount”) due under the Notes into shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) on or prior to June 30, 2013 (the “Conversion”); the Company has agreed to issue warrants substantially in the form attached hereto as Exhibit A (the “Warrant”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1.          CONVERSION.

(a)          The Holder agrees, on or prior to June 30, 2013 (the “Termination Date”), subject to the conditions set forth herein, to convert the Holder’s Conversion Amount into the number of Shares set forth on Schedule A, in accordance with the terms and conditions of the Note issued in the name of the Holder. Provided that the Conversion Notice (as defined in the Note) is received on or prior to the Termination Date, at the Closing (as defined below), the Company shall issue a Warrant to purchase that number of shares of Common Stock (the “Warrant Shares”) equal to 75% of the number of Shares issued to the Holder in connection with the Conversion, as set forth beside the Holder’s name on Schedule A. The Shares and Warrant are collectively referred to herein as the “Securities.”

(b)          The consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") on the date on which the last of the conditions set forth in Section 4 below are fulfilled, but in all cases on or before June 30, 2013.  If the Closing does not occur on or before the Termination Date, the Holder shall retain all rights to convert the Holder’s Notes pursuant to the terms of conditions of the Notes, but this Agreement shall have no further force and effect and the Holder shall have no right to receive the Warrant or the Warrant Shares. Upon the Holder’s execution of this Agreement prior to the Termination Date, the Holder shall deliver the Conversion Notice and its Note for cancellation and within five business days of receipt of the Conversion Notice and Note for cancellation, the Company shall deliver to the Holder (i) certificates representing the Shares to which the Holder is entitled as a result of such Conversion and (ii) the Warrant representing the Warrant Shares to which the Holder is entitled as a result of such Conversion. From and after the delivery of the Securities, the Notes shall be cancelled.  After the Closing, the Company shall have no further obligation to pay either cash or Common Stock, other than the Shares and, upon exercise of the Warrant, the Warrants Shares, for principal, interest or any other fees due under the Notes to the Holder. If a Holder has lost its Notes and is unable to deliver its Notes, it shall immediately submit an affidavit of loss and indemnity agreement so that the Notes may be replaced and deemed cancelled in accordance with the terms hereof (each a “Lost Note Affidavit”).

2.          REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to the Holder as follows:

(a)          The Shares and the Warrant Shares have been duly authorized and, when issued pursuant to this Agreement, the Shares, and when exercised pursuant to the Warrant, the Warrant Shares, will be validly issued, fully-paid and non-assessable. The issuance of the Securities, and when exercised pursuant to the Warrant, , the Warrant Shares, will be exempt from registration pursuant to Section 4(2) or Regulation D promulgated under the Securities Act of 1933, as amended ("Securities Act") and such Securities and Warrant Shares will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act.

(b)          The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

3.          REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:

(a)          The Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by such Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken and this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable in accordance with its terms.

(b)          The Holder represents and warrants that the Holder has been furnished by the Company during the course of this transaction with all information regarding the Company which the Holder, as well as its investment advisor, attorney and/or accountant, has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Conversion, and has received any additional information which the Holder has requested concerning the Company and the terms and conditions of the Conversion. No oral representations or warranties of any kind have been made to the Holder by the Company or its officers, directors, employees or agents.

(c)          The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act, as presently in effect, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(d)          The Holder consents to the placement of a legend on any certificate or other document evidencing the Securities and the Warrant Shares substantially as set forth below, that such Securities and Warrant Shares have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Holder is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Securities and the Warrant Shares.

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE SECURITIES LAWS.

4.           CONDITIONS TO CLOSING.

(a)          The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)          The representations and warranties set forth in Section 2 and Section 3 hereof shall be true and correct on and as of the Closing.

(ii)          All proceedings, corporate or otherwise, to be taken by the Holder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations required to be obtained by the Company or the Holders shall have been obtained in form and substance reasonably satisfactory to the Company.

(iii)          The Company and the Holder shall have received from the other party an executed signature page delivered by mail, facsimile transmission or by e-mail delivery of a ".pdf" format data file.

(iv)          The Company shall have received, the Conversion Notice, the Note or a Lost Note Affidavit from the Holder.

5.           CONFIDENTIALITY. The Holder shall not make any public announcements in respect of this Agreement or the transactions contemplated. Notwithstanding the foregoing, any disclosure may be made by a party which its counsel advises is required by applicable law or regulation, in which case the Company shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to prepare such disclosure. The parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors, agents and employees.

6.           MISCELLANEOUS.

(a)          All headings used herein are used for convenience only and shall not be used to construe or interpret this Agreement. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

(b)          This Agreement may be executed in two or more counterparts, each of which together shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

(c)          Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth on the signature page. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.

(d)          This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws. Exclusive venue and jurisdiction for any action arising hereunder shall lie in the court of competent jurisdiction located in New York, New York, and the parties specifically agree to submit to such jurisdiction and waive any objections to such venue.

(e)          The rights and obligations of the Company and the Holder under this Agreement shall be binding upon and benefit the successors and assigns of the parties. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned or transferred by the Company without the prior written consent of the Holder, which consent may be granted or withheld in the Holder's sole and absolute discretion.

(f)          Each party hereto shall pay its own costs and expenses, attorneys' fees, incurred by it with respect to the negotiation, execution, delivery and performance of this Agreement, including any expenses of enforcing this provision. This provision shall survive the Closing of the Agreement.

(g)          This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto. All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Company:

PROTEA BIOSCIENCES GROUP, INC.

By:
Name: Steven Turner Title: President

HOLDER:

Holder Name (Print)

Authorized Person (if Purchaser is an entity or trust)

Signature of Holder or Authorized Person

Holder Address

Principal Amount of Holder’s Notes

Number of Shares

Number of Warrant Shares

Exhibit A

Form of Warrant

SCHEDULE A

Holder	Principal Amount of Notes	Shares	Warrant Shares
Leo Harris	$175,000	350,000	262,500
Nancy Turner	$100,000	200,000	150,000
Scott S. Segal	$175,000	350,000	262,500
Stanley M. Hostler	$785,000	1,570,000	1,177,500
Summit Resources, Inc.	$875,000	1,750,000	1,312,500
Virginia E. Child	$525,000	1,050,000	787,500
Ed Roberson	$35,000	70,000	52,500
Stanley M. Hostler and Virginia E. Child	$68,216	136,432	102,324
Stephen and Nancy Turner	$20,000	40,000	30,000
Brian Prim	$50,000	100,000	75,000
Carl Hostler	$90,000	180,000	135,000

Total:	$2,898,216	5,796,432	4,347,324